Exhibit 4.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) is dated as of __________, 20__ by and between HC Government Realty Trust, Inc., a Maryland corporation (the “Company”), and the undersigned (the “Investor”), and provides as follows:

RECITALS

A. The Company is offering up to 400,000 shares of its 7.00% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) for an offering price of $25.00 per share with a maximum aggregate offering amount of $10,000,000 (the “Maximum Offering Amount”). The offering of the Preferred Stock is referred to herein as the (“Offering”)

B. In order to subscribe for shares of the Preferred Stock (the “Shares”), the Investor must:

(i)	review in their entirety the Disclosure Documents (as defined below);

(ii)	complete and execute this Subscription Agreement, including the Investor Questionnaire attached hereto as Appendix A; and

(iii)

deliver the executed Subscription Agreement, Investor Questionnaire and counterpart signature page (the “Subscription Documents”) to the Company at its address below, together with a check made payable to “HC Government Realty Trust, Inc.” in amount equal to the subscription price set forth next to Investor’s signature to the Subscription Agreement.

Address

HC Government Realty Trust, Inc.

1819 Main Street, Suite 212

Sarasota, FL 34236

Attn: Chief Executive Officer

In lieu of a check, Investor may wire the amount of the subscription price pursuant to wiring instructions that will be provided upon request by the Company.

C. The rights, privileges and obligations pertaining to ownership of shares of the Preferred Stock are governed by the Company’s Articles of Incorporation (“Charter”), Bylaws and Articles Supplementary. Copies of the Charter and Bylaws are attached hereto as Exhibits A-1 and A-2, and a copy of the form Articles Supplementary, to be filed on or before the initial closing of this Offering is attached hereto as Exhibit A-3 (the “Articles Supplementary”).

D. Prior to submitting any Subscription Documents to the Company, Investor should review the following documents in their entirety: (i) the Charter, Bylaws and form of Articles Supplementary (collectively, the “Organic Documents”); (ii) the Summary of the Offering attached hereto as Exhibit B (the “Offering Summary”); (iii) the Risk Factors attached hereto as Exhibit C (the “Risk Factors”); and (iv) the additional documents and materials available at ______________(the “Due Diligence Materials”, and collectively with the Organic Documents, this Subscription Agreement, the Offering Summary, the Risk Factors, the “Disclosure Documents”).

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained in this Subscription Agreement, the Company and Investor hereby agree as follows:

1. Issuance of Preferred Stock. In accordance with the terms and conditions of this Subscription Agreement, and upon acceptance by the Company of this subscription, the Company hereby agrees to issue to Investor, and Investor hereby agrees to acquire the number of shares of the Preferred Stock (the “Acquired Shares”) designated on Investor’s signature page of this Subscription Agreement in exchange and consideration for Investor’s payment of the subscription price to the Company. The required subscription price for the Acquired Shares shall be calculated at $25.00 per Acquired Share in cash as stated under the Investor’s signature to this Subscription Agreement. As of the date of the Company’s acceptance of Investor’s Subscription Documents, the Company shall promptly issue the Acquired Shares to the Investor in book-entry only format and the Investor’s subscription funds shall be immediately available to the Company for its business purposes.

2. Payment of Subscription Price. This Subscription Agreement is accompanied by a check in the amount of the required subscription price defined above, made payable to “HC Government Realty Trust, Inc.” In lieu of a check, Investor may wire the amount of the subscription price pursuant to wiring instructions that will be provided upon request by the Company.

3. Representations and Warranties of Investor. Investor represents and warrants to the Company that:

(a) This Subscription Agreement has been duly authorized, executed, and delivered by the Investor and constitutes the Investor’s legal, valid, and binding obligation enforceable in accordance with its respective terms. If the Investor is a corporation, limited liability Company or partnership, or other business entity, it is authorized to make the investment contemplated herein, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

(b) The Investor is acquiring the Acquired Shares for the Investor’s own account for investment and not with a view to resale or distribution. The Investor understands that the Acquired Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “1933 Act”), by reason of a specific exemption from the registration provisions of the 1933 Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations and warranties as expressed herein. The Investor has not been formed for the purpose of acquiring the Acquired Shares.

(c) The Investor: (i) has been furnished, has carefully read, and has relied solely (except as indicated in subsection (ii) below) on the information contained in the Disclosure Documents; and (ii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering, the Preferred Stock, the Company and its business and to obtain such additional information that was otherwise provided, and he, she or it has not been furnished any other literature relating to the Offering, the Preferred Stock, the Company or its business.

(d) The Investor recognizes (i) that purchase of the Acquired Shares involves a high degree of risk and has taken full cognizance of and understands such risks, (ii) that all information provided by the Company relating to its use of proceeds, and other information which is not of an historical nature represents only the Company’s good faith assessment of its future expenses, revenues, and operations, as applicable, and is based upon assumptions which the Company believes are reasonable, although no assurance exists that such forecasts and assumptions will be fulfilled, and (iii) that the Company has relied on the representations of the Investor as set forth in this Section in determining materiality for purposes of satisfying the disclosure obligations of the Company and in determining the availability of exemptions from registration requirements under federal and state securities laws.

(e) The Investor fully understands and agrees that the Investor must bear the economic risk of the purchase of the Acquired Shares for an indefinite period of time because, among other reasons, the Acquired Shares have not been registered under the 1933 Act, or the securities laws of any state, and therefore cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available.

(f) The Investor (i) can bear the risk of losing the entire investment; (ii) has overall commitments to other investments which are not readily marketable that are not disproportionate to his, her or its net worth and the investment in the Acquired Shares will not cause such overall commitment to become excessive; (iii) has adequate means of providing for current needs and personal contingencies and has no need for liquidity in the investment in the Acquired Shares; and (iv) has sufficient knowledge and experience in financial and business matters such that he, she or it is capable, either alone, or together with one or more advisors, of evaluating the risks and merits of investing in the Acquired Shares.

(g) The Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finder’s fees or agent’s commissions or any similar charges in connection with this Subscription Agreement.

(h) The Investor acknowledges that the Investor must depend entirely upon his, her or its own personal advisors for tax advice concerning an investment in the Company, that the Company has not provided any information on tax matters, and that any information provided to him, her or it by, or on behalf of, the Company is not to be construed as tax advice to him, her or it from counsel to the Company. The Investor will rely solely on his, her or its own personal advisors and not on any statements or representations of the Company or any of its agents and understands that the Investor (and not the Company) shall be responsible for the Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(i) The Investor accepts the terms of the Company’s Organic Documents.

(j) The representations and warranties made in this Section, and all other information that the Investor has provided to the Company, either directly or indirectly, concerning the Investor’s financial position and knowledge of financial and business matters, is correct and complete as of the date hereof.

(k) The Investor qualifies as an “Accredited Investor” as such term is defined under Rule 501 of Regulation D promulgated under the 1933 Act, and has, in connection with his, her, or its qualification as an Accredited Investor, answered “Yes” and checked one or more appropriate lines in Question 4 of the Investor Questionnaire attached hereto as Appendix A.

(l) Neither the Investor nor, to the extent it has them, any of its equity owners who own 20% or more of the outstanding equity of Investor, (collectively with the Investor, the “Investor Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3); provided, however that if an Investor Covered Person is subject to a Disqualification Event covered by Rule 506(d)(2)(i) then Investor shall have provided the Company with such information as necessary to make the required disclosure regarding the applicable Disqualification Event under Rule 506(e). The Investor has exercised reasonable care to determine whether any Investor Covered Person is subject to a Disqualification Event. The purchase of the Acquired Shares by the Investor will not subject the Company to any Disqualification Event.

(m) The Investor certifies that he, she or it has answered the questions contained in the Investor Questionnaire attached hereto as Appendix A and made a part hereof to the best of his, her or its knowledge and that the answers thereto are complete and. accurate. The Investor understands and agrees that, although such answers will be kept strictly confidential, the Company may present such Investor Questionnaire to such parties as it deems advisable if called upon to establish the availability under the federal or state securities laws of an exemption from registration.

4. Survival; Indemnification.

(a) The representations and warranties of Investor contained in Section 3 of this Subscription Agreement and the Investor Questionnaire attached hereto as Appendix A shall survive the closing of the purchase and sale of the Acquired Shares.

(b) Investor hereby agrees to indemnify, defend and hold harmless the Company and its shareholders, officers, directors, affiliates, external managers and advisors from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of Investor’s failure to fulfill all of the terms and conditions of this Subscription Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents Investor has furnished to any of the foregoing in connection with the transactions described herein. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Company, and all of its respective shareholders, officers, directors, affiliates, external managers or advisors defending against any alleged violation of federal or state securities laws that is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents Investor has furnished in connection with this transaction.

5. Applicable Law; Venue. This Subscription Agreement shall be construed in accordance with, and governed by, the laws of the State of MARYLAND without reference to the choice of law principles of any jurisdiction. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE EXCLUSIVE JURISDICTION OF A COURT OF COMPETENT JURISDICTION LOCATED IN BALTIMORE COUNTY, MARYLAND IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND AGREE NOT TO COMMENCE ANY SUIT, ACTION OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT.

6. Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of, the parties and their heirs, executors, administrators, successors, legal representatives, and assigns.

7. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given three days after the date mailed when mailed by registered or certified mail, postage prepaid, or the next business day if sent by special courier such as Federal Express (except that notice of change of address shall be deemed given only when received), to the address shown on the Company’s records, in the case of Investor, and HC Government Realty Trust, Inc., 1819 Main Street, Suite 212, Sarasota, FL 34236, attn.: Chief Executive Officer, in the case of the Company, or to such other names or addresses as the Company or the Investor, as the case may be, shall designate by notice to the other party in the manner specified in this Section 7.

8. Severability. If any provision of this Subscription Agreement or its application to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Subscription Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

9. Entire Agreement. This Subscription Agreement (including all exhibits, appendices and schedules, including without limitation the Disclosure Documents) and the Operating Agreement (including all exhibits, appendices and schedules), constitute the entire agreement by and between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous understandings of the parties.

10. Variation in Pronouns. All pronouns shall be deemed to refer to masculine, feminine, neuter, singular, or plural, as the identity of the person or persons may require.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12. Legal Counsel; Potential Conflicts. This Subscription Agreement has been prepared by Kaplan Voekler Cunningham & Frank, PLC, as counsel to the Company (“Counsel”), after full disclosure of its representation of the Company and with the consent and direction of the Company and the Investor. The Investor has reviewed the contents of this Subscription Agreement, and fully understand its terms. The Investor acknowledges that he, she or it is fully aware of his, her or its right to the advice of counsel independent from that of the Company, and that he, she or it understands the potentially adverse interests of the parties with respect to this Subscription Agreement. The Investor further acknowledges that no representations have been made with respect to the tax or other consequences of this Subscription Agreement and any acquisition of the Preferred Stock, to any individual Investor and that he, she or it has been advised of the importance of seeking independent counsel with respect to such consequences. By executing this Subscription Agreement the Investor represents that he, she or it has, after being advised of the potential conflicts among the Investor and the Company with respect to the future consequences of this Subscription Agreement, an investment in the Preferred Stock, and the Disclosure Documents, either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult such independent legal counsel.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Subscription Agreement has been duly executed by the Company and the undersigned Investor or its duly authorized officer, as the case may be, as of the date first written above.

INVESTOR SIGNATURE:

[If Investor is an Individual or Individuals]

Individual	Social Security Number	Date

(Print Name)

Individual	Social Security Number	Date

(Print Name)

OR

[If Investor is not an Individual or Individuals]

Name of Corporation, Company, Trust or Benefit Plan	Taxpayer Identification Number

By:
(Signature of Person Making Investment Decision)

Print Name:

Its:
(describe office or position held)

Date:

Print Investor’s Full Legal Name(s):

Number of Shares of Preferred Stock acquired by Investor:

Subscription Price ($25.00 X Number of Acquired Shares):

ACCEPTED BY THE COMPANY:	HC GOVERNMENT REALTY TRUST, INC.

By:
Name:
Title:

APPENDIX A

Date: ________________________

INVESTOR QUESTIONNAIRE

HC GOVERNMENT REALTY TRUST, INC.

THIS QUESTIONNAIRE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY A SECURITY. The sole purpose of this questionnaire is to establish whether the individual or entity on whose behalf this questionnaire is completed (the “Investor”) is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the 1933 Act, and whether the Investor is otherwise qualified to participate in the Offering of Preferred Stock by the Company.

IMPORTANT: This form of Investor Questionnaire has been prepared for use by individuals and by entities such as limited liability companies, partnerships, corporations and trusts. If the Investor is an entity, when completed this questionnaire should provide information regarding the entity and not particular partners, managers, officers, directors, trustees or beneficiaries of the entity, unless specifically requested. Notwithstanding the foregoing, in the case of limited liability companies, partnerships, corporations and trusts formed specifically for the purpose of participating in this investment, a questionnaire must be completed by each partner, shareholder, member and beneficiary.

1. IF THE INVESTOR IS ONE OR MORE INDIVIDUALS:

a. Name(s) of individual(s):

b. Address(es) of individual(s):

c. Telephone number(s) of individual(s): (____)

d. Fax number(s) of individual(s): (____)

2. IF THE INVESTOR IS AN ENTITY

a. Name of entity:

b. Form of entity:
(Limited Liability Company, partnership, corporation, trust, etc.)

c. Date of organization of entity:

d. Address of entity:

e. Telephone number of entity: (____)

f. Fax number of entity: (____)

g.	Please name the authorized representative(s) of the entity who will be acting for the entity in connection with its potential investment in the Company:

h.	Was the entity formed for the purpose of making an investment in the Company?

Yes	No

3.	The investor is one or more of the following (if yes, check appropriate lines):

Yes	No

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with a spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000, which calculation includes home furnishings and personal automobiles, but excludes the primary residence, and also the amount of debt encumbering the primary residence in excess of its value is a liability for purposes of calculating net worth;

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

a bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “1933 Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

an insurance company as defined in Section 2(13) of the 1933 Act;

an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or if a self-directed plan the investment decisions are made solely by persons that are accredited investors;

a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

a director or executive officer of the Company;

an entity in which all of the equity investors is a person described above.

(If your answer to Item 4 was “No,” please complete Items 5 and 6.)

4.	Does the Investor have a “pre-existing relationship” with the Company or any of its officers, directors, or other controlling persons, including without limitation Holmwood Capital Advisors, LLC?

Yes	No

(For purposes hereof, “pre-existing relationship” means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the person with whom such relationship exists.)

5.	If the answer to item 4 is yes, please name the individual or other person with whom the Investor has a pre-existing relationship:

6.	How long has the Investor had the relationship with the individual or other person identified in item 5?

7.

In furnishing the above information, the Investor, and if the Investor is an entity, the individual executing and delivering this questionnaire on behalf of the entity, acknowledge that the Company will be relying thereon in determining, among other things, whether there is reasonable grounds to believe that the Investor qualifies as a purchaser of the Company’s securities. To the best of the Investor’s information and belief, the above information supplied by the Investor is true and correct in all respects and the Investor represents and warrants to the Company as follows:

(a)

The answers to the above questions may be relied upon by the Company in determining whether the offering in which the Investor proposes to participate is exempt from registration under the 1933 Act and from registration or qualification under the securities laws of various states.

(b)	The Investor will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the Investor of securities of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire as of ____________, 20__

IF INVESTOR IS AN ENTITY:

(Name of Entity – Please Print)

By:

Name:

Title:

IF INVESTOR IS ONE OR MORE INDIVIDUALS (all individuals must sign)

(Name – Please Print)

Signature

(Name Please Print)

Signature